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                                                                    EXHIBIT 10.2

                              FORBEARANCE AGREEMENT

         This Forbearance Agreement ("Agreement"), dated as September 30, 2001, is between U.S. Bank National Association (the "Bank") and Geographics, Inc. (the "Borrower").

                                    RECITALS

         A. Bank and Borrower are parties to a Loan and Security Agreement dated December 22, 1999, as amended by the First Amendment to Loan and Security Agreement dated April 17, 2000 and the Second Amendment to Loan and Security Agreement dated as of June 30, 2001 (as amended, the "Loan Agreement").

         B. Borrower acknowledges that defaults ("Forbearance Defaults") exist under the Loan Agreement and Bank is entitled to exercise its rights and remedies under the Loan Agreement, including, but not limited to, ceasing to make advances and realizing on the Collateral.

         C. Borrower has indicated that it is negotiating with another party to either sell its business and assets or merge with another entity, and Borrower has requested that Bank forbear until January 31, 2002 to allow Borrower to complete either a sale or merger.

         D. Borrower has agreed that on or before January 31, 2002 it will either (i) accomplish the sale of its business and assets and pay the Bank in full or (ii) merge with another entity and provide Bank with a commitment for new financing in order to pay all amounts owing to the Bank in full.

         E. Borrower acknowledges that the Bank does not agree to continue to provide financing to Borrower beyond January 31, 2002.

         F. Borrower further acknowledges that the Bank has not consented to a merger, and will not provide such consent unless the terms of such merger are acceptable to the Bank and the Borrower has a commitment for new financing with a reasonable expectation of promptly closing on such financing and paying all amounts owing to the Bank in full.

         G. Bank is willing to enter into this Agreement and forbear exercise of remedies until January 31, 2002, solely to allow Borrower time to either finalize its agreement for sale of its business and assets or merge with another entity and pay Bank in full, under the terms and conditions contained herein, provided that (i) except as expressly provided herein, Bank does not waive any Events of Default, and (ii) Bank does not agree to finance Borrower beyond January 31, 2002.


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                                    AGREEMENT

         NOW, THEREFORE, the Bank and Borrower hereby agree as follows:

         1. Definitions.

                  (a) Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in this Loan Agreement.

                  (b) Effective as December 18, 2001, "Adjusted LIBOR Rate" means with respect to an Interest Period for a LIBOR Rate Loan, a rate per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula: Adjusted LIBOR Rate = [LIBOR Rate / (1 - LIBOR Reserve Requirement)] + 3.0%.

                  (c) Effective as of September 30, 2001, "Real Estate Sublimit" shall mean $1,750,000.00.

         2. Term and Termination. Section 10 of the Loan Agreement is hereby amended to delete "September 30, 2001" and replace it with "January 31, 2002".

         3. Subordinated Debt and Security Interest. Bank hereby consents to Borrower's subordinated debt of $500,000.00 to Jonathan S. Miner, which debt shall be unsecured ("Miner Debt") Borrower may not repay any portion of the Miner Debt without the prior written consent of the Bank.

         4. Agreement for Sale or Merger. On or before January 2, 2002, Borrower shall furnish to Bank either (a) a fully executed purchase agreement for the sale of Borrower's business and assets, in form and content satisfactory to Bank, with a closing scheduled no later than January 31, 2002, or (b) evidence satisfactory to Bank that Borrower has agreed upon a plan of merger with another entity to be completed no later than January 31, 2002. Borrower acknowledges that if Borrower presents the Bank with a plan of merger, the Bank may not consent to such merger unless the terms and conditions of such merger are acceptable to Bank, and Borrower, on or before January 31, 2002, obtains a commitment for new financing which will pay all amounts owing to the Bank in full.

         5. Completion of Sale or Merger. On or before January 31, 2002, Borrower shall either (a) complete the sale of its business and assets, and pay all amounts owing to the Bank in full, or (b) merge with another entity, on terms and conditions acceptable to Bank, in addition to providing Bank with a commitment for new financing which will pay all amounts owing to the Bank in full.

         6. Forbearance Defaults; No Waiver. The Forbearance Defaults are material and include defaults under financial and other covenants. Bank has agreed that, subject to the terms hereof, notwithstanding the Forbearance Defaults, Bank will continue to advance funds under the



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Revolving Credit Facility, provided that Bank shall not at any time be required to advance any amount in excess of the amount permitted to be advanced under
Section 4 of the Loan Agreement as amended hereby. The Bank does not waive any Events of Default. The Bank's agreement to forbear under this Forbearance Agreement shall terminate on the earliest to occur of the following (each a "Termination Event"): (a) January 31, 2002 or (b) the occurrence of, or the Bank's obtaining knowledge of, any Event of Default (other than a Forbearance Default), or an increase in scope or magnitude of a Forbearance Default (in each of the cases described in this clause (b), an "Additional Default"). Borrower expressly acknowledges that subject to the terms of the Loan Agreement as amended hereby, Bank has agreed to forbear exercising their rights and remedies until January 31, 2002, but in any event, Bank has not agreed to, and is not obligated to, continue to provide financing to Borrower beyond such date.

         7. Conditions to Effectiveness of this Agreement. This Amendment shall not be effective until this Amendment shall have been fully executed and delivered to Bank and Bank shall have received the following in form and substance satisfactory to Bank:

                  (a) Corporate Resolutions of Borrower authorizing this Amendment accompanied by an Officer's Certificate signed by an officer of Borrower.

         8. Effective of Agreement. Except as amended hereby, the Loan Agreement shall remain in full force and effect.

         9. Attorneys' Fees. The Borrower agrees to pay all reasonable attorneys' fees of Bank relating to this Agreement and all amendments, modifications and supplements hereto.

         10. Law Governing. This Agreement shall be governed by the laws of the State of Wisconsin.

         11. Binding Effect. This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

         12. Release of Bank. In consideration of the accommodations by Bank hereunder, Borrower does hereby, on behalf of itself, its agents, insurers, successors and assigns, release, acquit and forever discharge Bank and Bank's affiliates, together with all of their present and former directors, officers, agents and employees, from any and all claims, demand or causes of action of any kind, nature or description whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Borrower has had, now has or has made claim to have against any such party or by reason of any act, omission, matter, cause or thing whatsoever from the beginning of time to and including the date of this Agreement, whether such claims, demands and causes of action are matured or unmatured or know or unknown, except Bank's executory obligations under the Loan Agreement as hereby amended. Notwithstanding the foregoing, nothing herein shall be construed as a release of Bank's liability for gross negligence or willful misconduct.



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         The parties hereto have executed this Agreement on the day and year first above written.

BORROWER:                                   BANK:
Geographics, Inc.                           U.S. Bank National Association


By:   /s/ James L. Dorman                   By:    /s/ Dennis J. Ciche
   --------------------------------            ---------------------------------
   James L. Dorman, Chief Executive Officer    Dennis J. Ciche, Vice President

















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